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                                                                    Exhibit 23.2

Independent Auditor's Consent

We consent to the incorporation by reference in this Registration Statement of Hearst-Argyle Television, Inc. on Form S-3 of our report dated February 6, 2002, appearing in the Annual Report on Form 10-K of Hearst-Argyle Television, Inc. for the year ended December 31, 2001, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP



New York, New York
May 14, 2002